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                                   AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                 BY AND AMONG
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                                      AND
                          GE INVESTMENTS FUNDS, INC.
                                      AND
                       GE INVESTMENT DISTRIBUTORS, INC.
                                      AND
                       GE ASSET MANAGEMENT INCORPORATED

   This Amendment is entered into as of April 1, 2011, by and among GE Investments Funds, Inc. (the "Fund"), GE Investment Distributors, Inc. (the "Distributor"), GE Asset Management Incorporated (the "Adviser") and Genworth Life and Annuity Insurance Company (the "Company").

   WHEREAS, the Company, pursuant to a Participation Agreement dated May 1, 2006, purchases Shares of certain Portfolios of the Fund on behalf of its Separate Accounts to fund certain variable life insurance and/or variable annuity contracts issued by Company;

   WHEREAS, the parties seek to enter into this Amendment to make changes to the Participation Agreement in order to permit the parties to deliver the Fund's prospectuses pursuant to Rule 498 ("Rule 498") under the Securities Act of 1933; and.

   WHEREAS, the parties desire to set out their respective roles and responsibilities for complying with Rule 498.

   NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

   1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

   2. For purposes of this Amendment, the phrase "any applicable guidance received from the SEC or from the SEC Staff thereunder" shall refer only to published no-action relief, interpretative guidance, exemptive orders or final rulemaking guidance, but shall specifically exclude oral statements, speeches or informal guidance that may be provided by the SEC or the SEC Staff from time to time.

   3. The Fund represents and warrants that its Summary Prospectuses comply with all applicable requirements of Rule 498(b) and any applicable guidance received from the Securities and Exchange Commission ("SEC") or from the SEC Staff thereunder.

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   4. The Fund represents and warrants that the hosting of such Summary
Prospectuses and other documents required under Rule 498 ("Fund documents") at the URL disclosed on such Summary Prospectus is designed to comply with all applicable requirements of Rule 498(e) and (f)(3) and any applicable guidance received from the SEC or from the SEC Staff thereunder.

   5. The Fund also represents and warrants that it will respond to contract owner requests for additional Fund documents in a manner designed to comply with the provisions of Rule 498(f)(1).

   6. The Company represents and warrants that any binding of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498 and any applicable guidance received from the SEC or from the SEC Staff thereunder.

   7. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather the distribution of the Summary Prospectus will be at the discretion of the Company.

   8. The Company shall be permitted, but not required, in its sole discretion, to post copies of Fund documents on the Company's Web site. The Fund hereby grants to the Company a non-exclusive, worldwide, royalty-free, perpetual license to create a hyperlink from the Company's Web site to the URL disclosed on the Summary Prospectus. Notwithstanding the foregoing, the Fund shall be and remain solely responsible for ensuring that the Fund documents comply with Rule 498 and any applicable guidance received from the SEC or from the SEC Staff thereunder.

   Except to the extent modified by this Amendment, the terms and provisions of the Participation Agreement shall remain in full force and effect.

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   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and behalf by its duly authorized officer.

   GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

   By: /s/ Michael P. Cogswell

   GE INVESTMENTS FUNDS, INC.

   By: /s/ MJ Cosgrove

   GE INVESTMENT DISTRIBUTORS, INC.

   By: /s/ Paul G. Stache

   GE ASSET MANAGEMENT INCORPORATED

   By: /s/ MJ Cosgrove